FIOCRUZ Receives Regulatory Approval to Market Chembio's Syphilis Treponemal Test
DPP® HIV 1/2 Confirmatory and Syphilis Tests Featured in Brazilian Symposium

MEDFORD, N.Y (May 3, 2011) – Chembio Diagnostics, Inc. (OTC/QB: CEMI), which develops, manufactures, markets and licenses point-of-care diagnostic tests, reported today that it has been notified that Bio-Manguinhos, a division of the Oswaldo Cruz Foundation of Brazil ("FIOCRUZ"), has received regulatory approval from Brazil's National Health Surveillance Agency ("ANVISA") to market Chembio's Dual Path Platform (DPP®) Syphilis Treponemal test, a point-of-care test for Syphilis.

This is one of two DPP® Syphilis tests that are covered by an agreement between FIOCRUZ and Chembio that was announced on November 30, 2010. The first DPP® Syphilis product now approved by ANVISA is a single parameter Treponemal test for the detection of antibodies specific to Syphilis. The second product, Chembio’s DPP® Syphilis Screen & Confirm Assay, is a multiplex test that incorporates the Treponemal as well as a Non-Treponemal parameter, thereby better enabling the detection and differentiation of active infections from past infections in one rapid, point-of-care device.  Currently two separate complex clinical laboratory tests must be performed in order to detect the presence of these two markers required to confirm an active syphilis infection. An evaluation of this multiplex product was commenced during the first quarter in China in collaboration with the WHO, and the Company is preparing for the initiation of U.S. clinical trials in support of a Section 510(k) pre-market notification for this product. The clinical trials are anticipated to begin next month.

Under the November 2010 agreement for the two Syphilis products, Chembio is committed to transfer technology to FIOCRUZ for these products in exchange for FIOCRUZ’s completion of specified minimum purchase commitments.  The technology transfer is anticipated to occur over a three-year period.  In order for Chembio to complete the transfer, the agreement requires purchases totaling at least $5.7 million by FIOCRUZ from Chembio, and an additional $1.8 million in additional components after the transfer is completed in the fourth and fifth years.

Syphilis remains a significant public health problem among pregnant women in Brazil, with a prevalence rate of 1.7%, and in many other countries, including the U.S. and China. Given the frequent asymptomatic nature of the infection and the importance of early treatment to prevent complications, antenatal screening has become the main focus for syphilis control in Brazil. Test results are available at the time of the initial patient visit, potentially avoiding a delay between the diagnosis and treatment and the associated risk of persistent infection.

This is now the fourth DPP® product approved in Brazil in less than one year, three by ANVISA and one, the DPP® Canine Visceral Leishmaniasis test, which approval was just announced in April, by Brazil’s Ministry of Agriculture, Livestock and Food Supply ("MAPA"). The DPP® Leptospirosis test is therefore now the only test under agreement with FIOCRUZ that is submitted and pending approval; Chembio and FIOCRUZ are working together to submit the multiplex Syphilis test to ANVISA for approval later this year.

The Company also reports that it has received confirmed orders from FIOCRUZ for each of the approved products and that it plans to provide investors an update of the anticipated 2011 shipments to FIOCRUZ.

This week FIOCRUZ is announcing the launch of the rapid HIV 1/2 confirmatory test that Chembio developed exclusively for FIOCRUZ, and which was approved by ANVISA in September, 2010, as well as the newly approved Syphilis test, at the 2nd International Symposium on Immuno-biology.  This symposium is coinciding with the 35th anniversary of Bio-Manguinhos, which is the FIOCRUZ division that Chembio works most directly with. Chembio’s Senior Vice President of Research & Development, Javan Esfandiari, has been invited to be one of the presenters at this symposium.  For more information on this event please go to http://www.simposiobio35.com.br/index.html and http://www.simposiobio35.com.br/not03.html.

Lawrence Siebert, Chembio’s President and Chief Executive Officer, commented, “We are very pleased at the overall progress of our collaboration with FIOCRUZ, and the positive impact I believe it will have on our 2011 operating results.  I appreciate the work that our team has done to support FIOCRUZ’s efforts to obtain regulatory approval and support the strong demand for these products by the public health sector in Brazil.”

Conference Call Reminder

Chembio has scheduled a conference call and webcast for 10:00 a.m. Eastern time on Thursday, May 5, 2011 to discuss its first quarter results.  To participate on the conference call, please dial (877) 407-0778 from the U.S. or (201) 689-8565 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until May 12, 2011 at 11:59 p.m. Eastern Time by dialing (877) 660-6853 from the U.S. or (201) 612-7415 from outside the U.S. and entering reservation account number 286 and conference ID #: 371515.  The conference call may also be accessed via the internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=164289.  An archive of the webcast will be available for 90 days on the Company's website at www.chembio.com.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $7 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc., formerly known as Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, and actual results may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company: Contact:
Susan Norcott 631-924-1135 x125 or snorcott@chembio.com

Investor & Public Relations
The Investor Relations Group
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James Carbonara JCarbonara@investorrelationsgroup.com